UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2006

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

One Merrick Avenue, Westbury, New York, 11590
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

   (Former Name or Former Address, if Changed Since Last Report) N/A

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2006, Lifetime Brands, Inc. (the “Company”) signed an agreement to acquire certain assets comprising the WearEver cookware and bakeware businesses of Global Home Products LLC (“Global”).

WearEver is a leading supplier of cookware, bakeware and other accessories sold under the WearEver®, Mirro®, Regal®, AirBake® and Cushion Air® brand names.

Global and certain of its affiliates, including certain of the companies that make up the WearEver business, filed for bankruptcy protection in April 2006. The agreement provides that Lifetime will purchase the assets pursuant to Section 363 of the United States Bankruptcy Code. The transaction is subject to a number of conditions, including completion of an auction process and bankruptcy court approval.

The terms and conditions of the agreement are set forth in the Asset Purchase Agreement filed as exhibit 99.1 to this Form 8-K.

The information herein contains certain forward-looking statements including statements concerning the Company’s future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company’s operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company’s products, as detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Asset Purchase Agreement dated as of July 7,2006 between Lifetime Brands, Inc., a Delaware corporation, and Mirro Acquisition Inc., a Delaware corporation, Mirro Operating Company, LLC, a Delaware limited liability company and Mirro Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico, and 690649 BC Ltd., a British Columbia company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc. By: /s/ Robert McNally Robert McNally Vice President of Finance and Chief Financial Officer

Date: July 13, 2006

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